WAIVER

            THIS WAIVER AGREEMENT, between JKC Group, Inc., a New York corporation (the "Company"), and Zi Corporation, an Alberta corporation ("Zi"), dated as of November 7, 2002.

Background

1.	The Company and Zi are parties to a Stock Purchase Agreement dated as of August 2, 2002, as amended (the "Purchase Agreement") providing for the sale of all of the outstanding shares of Magic Vision Media Inc. to the Company.

2.	The Company and Zi desire to close the transactions contemplated by the Purchase Agreement and in connection therewith are entering into this Waiver Agreement.

Agreement

3.	The Company and Zi waive the Closing Notice provided in Section 2.1 of the Purchase Agreement.

4.	Zi hereby confirms that it has converted all outstanding intercompany debt into an additional 3,183 common shares, which are being transferred to the Company for no additional consideration.

IN WITNESS WHEREOF, the parties have executed this Waiver as of November 7, 2002

JKC Group, Inc.

By:/s/Richard Siskind Richard Siskind, President and Chief Executive Officer

Zi Corporation

By:/s/Michael Lobsinger Michael Lobsinger, Chairman and Chief Executive Officer

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